SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 23, 2008 (May 19, 2008)

VELOCITY ASSET MANAGEMENT, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-61570	65-0008442

(State of other Jurisdiction of	(Commission file no.)	(IRS employer identification no.)
incorporation)

1800 Route 34 North, Building 4, Suite 404B
Wall, NJ	07719

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201-760-6306)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 19, 2008, Velocity Asset Management, Inc. (the “Company”) consummated its second and final closing (the “Closing”) of its private placement offering (the “Offering”) of Units comprised of shares of common stock (the “Shares”) and warrants to purchase shares of common stock (the “Warrants”, together with the Shares, the “Securities”) to accredited investors (“Investors”). The Securities are being offered and sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Together with the first closing, the Registrant sold an aggregate of 945,166 Shares, 800,003 of which were at a purchase price of $.90 per Share and 145,163 of which were at a purchase price of $.93 per Share and delivered three-year Warrants to purchase an aggregate of 236,293 shares of the Company’s common stock. The Company intends to use the net proceeds from the Offering primarily for the purchase of portfolios of unsecured consumer receivables and for general corporate purposes, including working capital.

The Warrants entitle the holders to purchase shares of the Company’s common stock reserved for issuance thereunder (the “Warrant Shares”) for a period of three years from the date of issuance. 200,001 of the Warrants have an exercise price of $1.13 per share and 36,292 of the Warrants have an exercise price of $1.16 per share, or the holders may receive shares pursuant to a cashless exercise provision. The Warrants contain certain anti-dilution rights on terms specified in the Warrants.

The investors of this Offering are not entitled to any registration rights with respect to the Securities.

The Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and are being offered and sold only in the United States to “accredited investors” (as defined in Rule 501(a) of the Securities Act) pursuant to an exemption from registration under Section 4(2) of the Securities Act. Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission or regulatory body has approved or disapproved the securities. Any representation to the contrary is a criminal offense.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the financing transaction that included the issuance of the Securities.

The Company received aggregate net proceeds of $725,152 from the placement, after payment of offering expenses of approximately $70,000 and commissions of approximately $59,850. The Company retained, Anderson & Strudwick, a registered FINRA broker dealer to act as placement agent. In addition, the placement agent will receive 94,516 warrants to acquire shares of the Company’s common stock for a period of three years, 80,000 of which at an exercise price of $1.13 per share and 14,516 of which at an exercise price of $1.16 per share.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Warrant*

* Incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2008

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VELOCITY ASSET MANAGEMENT, INC.

/s/ JAMES MASTRIANI

James Mastriani
Chief Financial Officer

Dated: May 23, 2008